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                              AMRESCO CAPITAL TRUST

                 EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                           Period from
                                                        Three Months     February 2, 1998
                                                           Ended             through
                                                       June 30, 1998       June 30, 1998
                                                       -------------     ----------------
Basic:
    Net income available to common shareholders           $    757            $  757
                                                          ========            ======

    Weighted average common shares outstanding               5,495             3,356
                                                          ========            ======

      Basic earnings per common share                     $   0.14            $ 0.23
                                                          ========            ======

Diluted:
    Net income available to common shareholders           $    757            $  757
                                                          ========            ======

    Weighted average common shares outstanding               5,495             3,356
    Effect of dilutive securities:
      Restricted shares                                          3                 2
      Net effect of assumed exercise of
        stock options                                           --                --
                                                          --------            ------
      Adjusted weighted average common shares
        outstanding                                          5,498             3,358
                                                          ========            ======

      Diluted earnings per common share                   $   0.14            $ 0.23
                                                          ========            ======